SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                           First Financial Corporation

                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[x]      $125  per   Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

(1)      Title of each class of securities to which transaction applies:


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(2)      Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1


         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

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*1       Set forth the amount on which the filing  fee is  calculated  and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

         -----------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:


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




(4)      Date Filed:


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

                       [First Financial Corporation Logo]







First Financial Center
1305 Main Street
Stevens Point, WI 54481
(715) 341-0400

                                                                  March 10, 1997

Dear Stockholder:

         The 1997 annual meeting of stockholders of First Financial Corporation will be held on April 22, 1997, at 10:00 a.m. at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin 54481.

         At this meeting you will be asked to vote, in person or by proxy, on the election of three directors for three-year terms and on a proposal to reduce the minimum size of the board of directors from 12 members to 7 members. A proxy statement describing these proposals and providing other information about First Financial Corporation is enclosed.

         It is important that your shares be represented at the 1997 annual meeting, whether or not you are personally able to attend. You are urged to complete, sign and mail the enclosed proxy card as soon as possible.


                                       Sincerely,




                                       Robert S. Gaiswinkler
                                       Chairman of the Board

                           FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                                 (715) 341-0400


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997


         NOTICE IS HEREBY GIVEN that the 1997 annual meeting of stockholders (the "Annual Meeting") of First Financial Corporation ("FFC") will be held on Tuesday, April 22, 1997, at 10:00 a.m., at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin 54481, for the following purposes:

  (1)    To elect three directors for three-year terms;

  (2) To amend FFC's Articles of Incorporation to reduce the minimum size of FFC's Board of Directors from 12 directors to 7 directors; and

  (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Pursuant to FFC's bylaws, the Board of Directors has fixed the close of business on February 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of FFC common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by FFC.

                                         By order of the Board of Directors of
                                         FIRST FINANCIAL CORPORATION




                                         Robert S. Gaiswinkler
                                         Chairman of the Board

Stevens Point, Wisconsin
March 10, 1997


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                             ----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 1997
                             ----------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to stockholders of First Financial Corporation ("FFC") in connection with the solicitation by the Board of Directors of FFC of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, April 22, 1997, at 10:00 a.m., at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin, and at any adjournments thereof.

         If the enclosed form of proxy is properly executed and returned to FFC in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted: (i) FOR the election of each of the three nominees of the Board of Directors to serve as directors until the 2000 annual meeting; and (ii) FOR the proposal to reduce the minimum size of FFC's Board of Directors from 12 directors to 7 directors. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. FFC is not aware of any such matters that are proposed to be presented at its Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the secretary of FFC a written notice of revocation, by delivering to FFC a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies in the form enclosed herewith will be borne by FFC. In addition to the solicitation of proxies by mail, directors, officers and regular employees of FFC, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. FFC will also utilize the services of D. F. King & Co., Inc. to provide proxy solicitation, broker search and proxy distribution services at an approximate cost of $5,000 plus reimbursement of out-of-pocket expenses. FFC will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. This proxy statement is being mailed to stockholders on or about March 10, 1997.

         The securities which can be voted at the Annual Meeting consist of shares of common stock of FFC. Each share entitles its owner to one vote on each matter presented to the stockholders. The articles of incorporation and bylaws of FFC do not authorize cumulative voting. The close of business on February 19, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting. There were approximately 4,255 record holders of FFC's common stock on February 19, 1997 and the number of shares outstanding as of that date was 36,785,101 shares. (All share amounts used herein reflect the December 30, 1996 5-for-4 stock split.) The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker nonvotes are included in the determination of shares present for purposes of whether a quorum exists. Neither abstentions nor broker nonvotes are counted in determining whether a matter has been approved. Abstentions and broker nonvotes have the same effect as a negative vote with respect to Item 2 on the proxy (Proposal to Amend FFC's Articles of Incorporation to Reduce Minimum Size of Board of Directors; see pp 17-18 below), because the affirmative vote of two-thirds of all outstanding FFC shares is required for passage.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this proxy statement. FFC is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1996 with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to First Financial Corporation, 1305 Main Street, Stevens Point, Wisconsin 54481, Attention:
Investor Relations.

             STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of February 19, 1997 with respect to (i) persons known to FFC to be the beneficial owners of more than five percent of FFC's outstanding common stock, (ii) the amount of FFC's common stock beneficially owned by each director of FFC and each of the five most highly compensated executive officers (the "named executive officers") of FFC or First Financial Bank (the "Bank") (FFC and the Bank are collectively referred to as "the Company") whose salary and bonus exceeded $100,000 during 1996 and (iii) the amount of FFC's common stock owned by the directors and all executive officers of the Company as a group. Share amounts reflect the December 30, 1996 5-for-4 stock split. Except as indicated otherwise, all director and executive officer positions listed are for both FFC and the Bank.

                                                               Amount and                    Percentage of
                                                                Nature of                    Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)               Outstanding
------------------------                                -----------------------              -------------
         (i)
FFC 401(k) Profit Sharing Plan and Trust (b)
Marshall & Ilsley Corporation, trustee                         2,830,727                          7.69
770 North Water Street
Milwaukee, WI  53202

The Capital Group Companies, Inc. (c)                          1,884,620                          5.12
333 South Hope Street
Los Angeles, CA  90071

         (ii)
Robert S. Gaiswinkler                                            145,868                             *
 Chairman of the Board
John C. Seramur                                                  907,038                          2.47
 President, Chief Executive Officer
 and Director
Gordon M. Haferbecker                                             60,077                             *
 Director
James O. Heinecke                                                 65,426                             *
 Director
Robert T. Kehr                                                    60,600                             *
 Director
Robert P. Konopacky                                               83,750                             *
 Director
Dr. George R. Leach                                               67,695                             *
 Director
Ignatius H. Robers                                                43,000                             *
 Director
John H. Sproule                                                   81,500                             *
 Director
Ralph R. Staven                                                  218,695                             *
 Director
Norman L. Wanta                                                   83,700                             *
 Director
Arlyn G. West                                                     37,000                             *
 Director
Donald E. Peters                                                 160,327                             *
 Executive Vice President
 of the Bank

                                        3



                                                               Amount and                     Percentage of
                                                                Nature of                    Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)               Outstanding
------------------------                                -----------------------              --------------
Thomas H. Neuschaefer                                             73,241                             *
 Vice President and Treasurer
 of FFC and Executive Vice
 President of the Bank
Robert M. Salinger                                                89,857                             *
 Secretary and General Counsel
 of FFC and Executive Vice
 President of the Bank
Harry K. Hammerling                                               69,838                             *
 Executive Vice President
 of the Bank

         (iii)
All directors and executive officers                           2,326,773                          6.33
as a group (17 persons)
____________                                                                    *Less than one percent

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of such Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of February 19, 1997. The table includes shares owned jointly or directly by spouses, controlled revocable trusts, individual retirement accounts, other immediate family members or others, and as to which the persons named in the table possess shared voting and/or investment power as follows: Mr. Haferbecker - 9,525 shares; Mr. Heinecke - 31,250 shares; Dr. Leach - 53,945 shares; Mr. Kehr - 23,100 shares; Mr. Robers - 29,250 shares; Mr. Staven - 217,445 shares; Mr. Wanta - 2,200 shares; Mr. Peters - 20,375 shares; Mr. Neuschaefer - 27,130 shares; and Mr. Hammerling - 275 shares. The table also includes 579,187 shares held in FFC's 401(k) Profit Sharing Plan and Trust (based on the latest available information) for the following: Mr. Seramur - 429,926 shares; Mr. Peters - 42,085 shares; Mr. Neuschaefer - 12,017 shares; Mr. Salinger - 38,860 shares; Mr. Hammerling - 30,638 shares; and one other executive officer - 25,661 shares. Except as otherwise indicated, all other shares included in this table are held by persons who have sole voting and investment power. The table includes 442,829 shares subject to outstanding stock options which are exercisable by current directors and executive officers within 60 days from February 19, 1997.

(b) The FFC shares held by the First Financial Corporation 401(k) Profit Sharing Plan and Trust are beneficially owned by FFC employees. According to an amended Schedule 13G dated February 14, 1997, Marshall & Ilsley
     Corporation is the parent holding company for Marshall & Ilsley Trust Company, trustee for the FFC 401(k) Profit Sharing Plan and Trust, with sole power to vote or direct the vote over 2,801,602 shares of FFC common stock, shared power to vote or direct the vote over 29,125 shares of FFC common stock, sole power to dispose or direct the disposition of 79,305 shares of FFC common stock and shared power to dispose or direct the disposition of 2,750,922 shares of FFC common stock.

(c) An amended Schedule 13G dated February 12, 1997 was filed by The Capital Group Companies, Inc. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over shares of FFC common stock. According to the amended Schedule 13G, The Capital Group Companies, Inc. has sole voting power over 467,750 shares of FFC common stock and sole dispositive power over 1,884,620 shares of FFC common stock.

                              ELECTION OF DIRECTORS
                                (Item 1 on Proxy)

         FFC's directors serve three-year terms which are staggered to provide for the election of approximately one-third of the Board of Directors each year. There are no arrangements or understandings between FFC and any person pursuant to which that person has been selected as a director or nominee. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of directors of the three nominees listed below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality vote.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors of FFC at the Annual Meeting and other directors whose terms do not expire until subsequent annual meetings. All of the FFC directors are also members of the Board of Directors of the Bank. Gordon M. Haferbecker, a current director, has indicated his intention to retire from the Board of Directors of FFC and the Bank upon the expiration of his term at the Annual Meeting on April 22, 1997. If the proposed amendment to FFC's articles of incorporation being considered at the Annual Meeting is not adopted, Mr. Haferbecker's resignation will result in a vacancy on the Board, which vacancy the Board intends to fill in accordance with the bylaws. Under any circumstances, the proxies solicited hereby cannot be voted for more than three nominees. See "Proposed Amendment to Articles of Incorporation" at page 17 for more information.

                                                     Age at
         Nominees for                            December 31,       Director               For Term
       Three-Year Terms                              1996           Since(a)               to Expire
       ----------------                          ------------       --------               ---------
Robert S. Gaiswinkler (b)(d)..................        64               1977                   2000
Dr. George R. Leach (b)(e)....................        72               1965                   2000
John C. Seramur (b). . . .....................        54               1967                   2000



       Continuing Directors
James O. Heinecke.............................        66               1965                   1998
Robert T. Kehr (b)(c)  . . ...................        69               1980                   1999
Robert P. Konopacky (b)(e)....................        73               1978                   1999
Ignatius H. Robers (d)(e). ...................        63               1966                   1998
John H. Sproule (b)(c)(d).....................        69               1977                   1998
Ralph R. Staven (b)(d) . . ...................        75               1959                   1999
Norman L. Wanta (b)(e)........................        74               1965                   1998
Arlyn G. West (e). . . . .....................        82               1965                   1999
--------

(a)      Date from which first elected to the Board of Directors of FFC or the Bank (including its predecessors).
(b)      Member of executive committees of the Boards of Directors of FFC and the Bank.
(c)      Member of stock plan committee of the Board of Directors of FFC.
(d)      Member of compensation committee of the Board of Directors of the Bank.
(e)      Member of audit committee of the Board of Directors of FFC.

    ROBERT S. GAISWINKLER is chairman of the board of both FFC and the Bank. He was vice chairman of the board of both FFC and the Bank during 1988. From 1977 through March 1988 he served as president and chief executive officer of National Savings & Loan Association which merged into the Bank at such time. He is past chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past chairman of the board of directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board.

    DR. GEORGE R. LEACH is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past president of the Wisconsin Optometric Association.

    JOHN C. SERAMUR is president, chief executive officer and chief operating officer of both FFC and the Bank. He served as president and chief executive officer of one of the predecessor institutions to the Bank. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past chairman of the Wisconsin League of Financial Institutions. Mr. Seramur also serves as a director of Northland Cranberries, Inc.

    JAMES O. HEINECKE previously served as a regional vice president of the Bank. Mr. Heinecke was president of Home Savings and Loan of LaCrosse from 1969 through 1983, when Home Savings was merged into a predecessor institution of the Bank. Mr. Heinecke has over 40 years of experience in the banking and thrift industry.

    ROBERT T. KEHR is president of Kehr Brothers in Watertown, Wisconsin. Kehr Brothers is a mechanical contractor specializing in heating, air conditioning and plumbing. Kehr Brothers has been in business since 1906. Mr. Kehr has been president of Kehr Brothers since 1969.

    ROBERT P. KONOPACKY is the retired president of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was president of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987.

    IGNATIUS H. ROBERS is a professional engineer and registered land surveyor. He is senior project manager at Graef Anhalt Schloemer and Associates Inc. in Burlington, Wisconsin. He also owned and operated his own engineering and surveying firm, Robers & Boyd, Inc., from 1963 through 1988, and served as Wisconsin regional manager of Baxter & Woodman, Inc., a consulting civil engineering and land surveying firm, from 1988 through 1992.

    JOHN H. SPROULE has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987 after more than 34 years of service to Rexnord. He was president of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of water and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was executive vice president and general manager of Envirex, Inc.

    RALPH R. STAVEN served as chairman of the board of FFC and the Bank from 1984 through 1988. He was also chairman of the board, president and chief executive officer of predecessor savings institutions to the Bank and was chief executive officer of FFC and the Bank from 1984 through 1986. Mr. Staven has over 50 years of experience in the thrift industry. He has served as president of the Wisconsin Savings League (1973), as director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979).

    NORMAN L. WANTA is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of the Bank for 17 years.

    ARLYN G. WEST is presently retired. Mr. West performed fee appraisals for a predecessor savings institution to the Bank until November 1979. He was formerly in partnership with his brother as owners and operators of West's Dairy in Stevens Point for 26 years.



        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
                      OF THE BOARD'S NOMINEES FOR DIRECTORS



COMPENSATION OF DIRECTORS

    Directors' Fees. The directors of FFC are paid $600 for each FFC Board of Directors meeting attended, and as directors of the Bank they receive a monthly retainer fee of $2,100 plus $800 for each Bank Board of Directors meeting attended. Nonemployee directors of FFC and the Bank receive $500 ($900 for nonemployee chairmen) for each FFC or Bank committee meeting attended. Nonemployee directors who serve as members of the boards of the Bank's subsidiaries receive $500 ($900 for nonemployee chairmen) for each subsidiary board meeting attended.

    Directors' Retirement Plan. The Board of Directors of FFC adopted a directors' retirement plan ("Retirement Plan"), effective November 18, 1992, which provides retirement benefits upon termination of service to directors who are not employees pursuant to an employment agreement. The Retirement Plan replaced and is substantially identical to an earlier director's retirement plan of the Bank which had been in effect since 1988. A nonemployee director who has attained the age of 70 and has completed 10 or more years of credited service on the board is entitled to a maximum monthly retirement benefit equal to 1/12th of the annual director's retainer fee in effect at the time of retirement. Directors become vested in the Retirement Plan at a rate of 10% for each year of credited service on the board, with full vesting occurring at 10 years. Retirement benefits are decreased by 5% per year (to a maximum of 90%) for each year a director's age at retirement is less than 70. An employee director begins accumulating years of service for Retirement Plan vesting purposes upon ceasing employment. Monthly benefits continue for 180 months or until the director's death, whichever first occurs. No death benefits are payable. In 1996, a total of $93,000 was paid to six retired directors pursuant to the Retirement Plan.

    In the event the Retirement Plan is terminated or modified to diminish benefits, a retired director has the option of receiving a lump sum equal to benefits payable before the modification or termination as calculated under the formula described in the Retirement Plan. Retirement Plan benefits are paid directly by FFC which is not required to segregate such payments on its books. In the event a former director who is receiving retirement benefits under the Retirement Plan becomes an employee of the Bank or any of its affiliates, or returns to serve as a nonemployee director, payments under the Retirement Plan will be suspended until such time as such employment is again terminated or such nonemployee director retires. Monthly retirement benefits after such suspension of payments will be modified in accordance with the formula described in the Retirement Plan. Retired directors must be available for consultation and may not, without the consent of FFC, serve as director, officer or employee of any affiliated or unaffiliated institution or holding company thereof.

    The Retirement Plan provides that directors who are involuntarily removed from the board within 24 months following a change of control of the Bank or FFC will receive maximum monthly Retirement Plan benefits without reduction on account of vesting or age. A "change of control" of FFC will be deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of outstanding voting shares of FFC; (ii) any person becomes the beneficial owner of 10% or more, but less than 25%, of the total number of outstanding shares of FFC if the Board of Directors of FFC determines that such beneficial ownership constitutes or will constitute control of FFC; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of FFC) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of FFC, for 25% or more of the total number of outstanding voting shares of FFC; (iv) any person has commenced a tender or exchange offer or entered into an agreement or received an option to acquire beneficial ownership of 25% or more of the total number of outstanding voting shares of FFC and the Board of Directors of FFC determines that such action constitutes or will constitute a change in control; (v) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of FFC before such transaction shall cease to constitute at least two-thirds of the Board of Directors of FFC or any successor company; or (vi) any person has received certain regulatory approvals to acquire FFC. A "change in control" of the Bank will be deemed to have taken place if FFC's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50%.

    Consulting Agreement. On January 1, 1993, FFC and Mr. Gaiswinkler entered into a consulting and noncompetition agreement pursuant to which FFC agreed to pay Mr. Gaiswinkler $100,000 per year through December 31, 1997 together with medical and dental insurance coverage until Mr. Gaiswinkler's 65th birthday. No death benefits are payable. Under the agreement, Mr. Gaiswinkler provides consulting services to FFC and undertakes not to provide material assistance to any competitor of the Company during the term of the agreement or for three years thereafter. The agreement may be terminated by FFC with or without cause, but payments continue for the remaining term unless Mr. Gaiswinkler is terminated for cause (as defined) or in certain events specified by federal regulations.

BOARD OF DIRECTOR'S COMMITTEES AND NOMINATIONS BY STOCKHOLDERS

    The Board of Directors of FFC acts as the nominating committee for selecting the management nominees for election as directors, and met once for that purpose in 1996. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the bylaws of FFC require that the nominating committee submit nominations to the secretary of FFC at least 30 days prior to the date of the annual meeting. The nominations of the nominating committee for the Annual Meeting have already been submitted.

    Stockholders of FFC may nominate directors pursuant to timely notice in writing to the secretary of FFC in accordance with FFC's bylaws. To be timely, notice must be delivered to or mailed to and received at the principal executive offices of FFC not less than 30 days prior to the Annual Meeting; provided, however, that if less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be received by FFC not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made.

Public disclosure of the date of the Annual Meeting was made February 19, 1997 by the issuance of a press release. Under the bylaws, stockholder nominations for the Annual Meeting are required to be received on or before March 23, 1997 in order to be timely. A stockholder's notice of nomination must set forth certain information specified in Article 3, section 3.5 of FFC's bylaws concerning each person the stockholder proposes to nominate for election and the stockholder giving the notice. The bylaws provide that no person shall be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

    The Board of Directors of FFC has standing executive, audit and stock plan committees. The Board of Directors of the Bank has standing executive and compensation committees. In 1996, the FFC audit committee met four times and the FFC stock plan committee met once. The FFC executive committee did not meet. The compensation committee met twice and the Bank executive committee met six times during 1996.

    The audit committee reviews the quarterly and annual consolidated financial statements of FFC and the scope of the annual audit. It also reviews regulatory compliance and the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to the letter. In addition, the committee reviews and recommends to the Board of Directors the firm to be engaged as FFC's independent accountants. The committee may also examine and consider any other matters relating to the financial affairs of the Company as it determines appropriate.

    The stock plan committee has authority to administer FFC's stock option plans, to grant options thereunder, and also to preapprove investments in FFC stock by executive officers in connection with any Company benefit plan permitting such an investment alternative. The compensation committee establishes compensation for directors and Company officers on an annual basis and reviews the combination of benefits offered to all employees of the Company.

    The executive committees of FFC and the Bank are authorized to exercise the powers of the boards of directors of FFC and the Bank, respectively, between regular meetings of such boards. The executive committee of the Bank also reviews the origination and administration of large commercial real estate loans on a regular basis.

    During the year ended December 31, 1996, FFC's Board of Directors held four regular meetings and one organizational meeting. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.


                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 1996. The Company has not granted any stock appreciation rights (SARs). Share amounts reflect the December 30, 1996 5-for-4 stock split.


                                                                            Long Term
                                Annual Compensation                        Compensation
                                -------------------                        ------------
                                                                              Awards
                                                                              ------
                                                                            Securities
                                                                            Underlying
  Name and Principal                                                         Options/               All Other
       Position                 Year      Salary($)        Bonus($) (a)      SARs (#)            Compensation ($)
  ------------------------      ----      ---------        --------          --------           ----------------

John C. Seramur                 1996       720,000         288,000               -0-               257,177 (b)
  President, Chief Executive    1995       680,000         272,000               -0-               242,544
  Officer and Director of       1994       650,000         181,000            12,500               226,243
  FFC and the Bank

Donald E. Peters                1996       261,500          62,999               -0-                58,165 (c)
  Executive Vice                1995       250,000          60,000               -0-                51,615
  President of the Bank         1994       238,000          38,675             5,000                58,252

Thomas H. Neuschaefer           1996       170,000          50,000               -0-                38,576 (d)
  Vice President and            1995       150,100          45,000               -0-                29,627
  Treasurer of FFC and          1994       122,100          22,750            30,000                25,475
  Executive Vice
  President of the Bank

Robert M. Salinger              1996       194,000          48,500               -0-                42,775 (e)
  General Counsel and           1995       186,500          46,625               -0-                37,721
  Secretary of FFC and          1994       178,000          28,925             5,000                40,726
  Executive Vice
  President of the Bank

Harry K. Hammerling             1996       172,000          42,100               -0-                38,389 (f)
  Executive Vice                1995       164,500          41,124               -0-                33,001
  President of the Bank         1994       157,000          25,513             5,000                36,289
-------------

(a) Includes full bonus amounts earned during specified fiscal year; all or part of these amounts may have been deferred by the executive for payment in a different year.

(b) Consists of $10,235 in Company contributions to the Employee Stock Ownership Plan, $14,734 in Company contributions to the 401(k) Plan, $163,354 in Company contributions to the Executive Profit Sharing Plan, $32,754 in Company-paid premiums for term life insurance and for the Executive Supplemental Life Insurance Plan, and $36,100 in directors' fees.

(c) Consists of $10,235 in Company contributions to the Employee Stock Ownership Plan, $14,834 in Company contributions to the 401(k) Plan, $32,712 in Company contributions to the Executive Profit Sharing Plan, and $384 for Company-paid term life insurance.

(d) Consists of $10,235 in Company contributions to the Employee Stock Ownership Plan, $14,734 in Company contributions to the 401(k) Plan, $13,223 in Company contributions to the Executive Profit Sharing Plan, and $384 for Company-paid term life insurance.

(e) Consists of $10,235 in Company contributions to the Employee Stock Ownership Plan, $14,820 in Company contributions to the 401(k) Plan, $17,336 in Company contributions to the Executive Profit Sharing Plan, and $384 for Company-paid term life insurance.

(f) Consists of $10,235 in Company contributions to the Employee Stock Ownership Plan, $14,834 in Company contributions to the 401(k) Plan, $12,936 in Company contributions to the Executive Profit Sharing Plan, and $384 for Company-paid term life insurance.

OPTION GRANTS DURING 1996 FISCAL YEAR

    No options or SARs were granted during 1996 to Mssrs. Seramur, Peters, Neuschaefer, Salinger or Hammerling.



OPTION EXERCISES DURING 1996 AND YEAR END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during the 1996 fiscal year and the number and value of options held at year end. The Company has not granted any SARs. Share amounts reflect the December 30, 1996 5-for-4 stock split.

                                                                        Number of Securities
                                                                       Underlying Unexercised            Value of Unexercised
                                                                            Options/SARs                 In-The Money Options/
                                                                            at FY-End (#)                SARS at FY-End ($)(c)
                           Shares Acquired            Value                 -------------                ---------------------
Name                       on Exercise (#)(a)  Realized ($)(b)    Exercisable     Unexercisable      Exercisable   Unexercisable
----                       ------------------  ---------------    -----------     -------------      -----------   -------------
John C. Seramur                 25,000            329,188         39,500               -0-               621,300         -0-
Donald E. Peters                   -0-                -0-         70,200            41,050             1,346,296     674,548
Thomas H. Neuschaefer            7,500            101,727         34,094            21,532               569,943     273,457
Robert M. Salinger               3,750             49,219         50,800            25,450               925,779     410,127
Harry K. Hammerling                -0-                -0-         38,925            25,450               682,747     410,127
-------------

(a) Each of the options exercised during fiscal 1996 was held by the named executive officer for a period of at least two years.

(b) Value realized is calculated based on the difference between the option exercise price and the average high and low market price of the underlying FFC common stock on the date of exercise.

(c) Value is calculated based on the difference between the option exercise price and the closing market price of the underlying FFC common stock on December 31, 1996.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS, AND COMPENSATION PURSUANT TO PLANS

    Employment Agreement. In February 1989, FFC and the Bank entered into an employment agreement with John C. Seramur pursuant to which he serves as president and chief executive officer of FFC and the Bank. The initial term of the agreement was through December 31, 1993, but the term of the agreement may be extended upon the third and each subsequent anniversary of the agreement for an additional year by both of the Board of Directors of FFC and the Bank and has been so extended until December 31, 1999. Mr. Seramur's current base salary under the agreement is $745,000. The agreement provides, among other things, for participation in stock options, profit sharing, group life insurance, medical coverage, education and other retirement or employee benefits applicable to executive personnel.

    The agreement provides for termination for cause (as defined) and in certain events specified by federal regulations. The agreement is also terminable by the Bank without cause whereupon Mr. Seramur would be entitled to the full amount of salary remaining under the term of the agreement. The agreement provides for payments to the employee in the event there is a change in control of FFC or of the Bank (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan") if employment is terminated involuntarily in connection with such change of control other than for cause. Such termination payments are also provided on a similar basis in connection with a voluntary termination of employment following a change in control. The amount of these payments equals three times the average annual compensation which was includable in the employee's gross income for federal income tax purposes with respect to the five most recent tax years ending prior to the change in control, less one dollar. In 1997, such lump sum payment would be $2,544,332.

    Change of Control Agreements. FFC and the Bank have entered into severance agreements with certain executive officers (the "Severance Agreements") which provide for benefits only in the event of termination of employment within 24 months following a "change of control" (as defined in Director's Retirement Plan-- see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"). The Severance Agreements also provide for benefits if the officer resigns within 24 months following a change of control for "good reason" as defined therein, including reduction in compensation, benefits or responsibilities, or relocation by more than 50 miles of the primary worksite of the officer. Benefits under the Severance Agreements are equal to twice the officer's average annual compensation for the five most recent tax years preceding the change of control. The Severance Agreements provide for no benefits in the event the officer is terminated for cause (as defined), in certain events specified under federal regulations, or if the officer is terminated without cause, dies, or becomes permanently disabled prior to a change of control. The initial term of the Severance Agreements is for a three year period, commencing January 1989, which may be extended upon the second and each subsequent anniversary of the Severance Agreements for an additional year by both of the boards of directors of FFC and the Bank. The Severance Agreements have been extended through December 31, 1998. The executive officers who have entered into such Severance Agreements are Mssrs. Peters, Neuschaefer, Salinger, Hammerling and two officers of the Bank. In 1997, in the event of a change in control resulting in a termination of employment, Mssrs. Peters, Neuschaefer, Salinger and Hammerling would receive $527,517, $299,156, $411,451 and $371,638, respectively, under the Severance Agreements.

    Supplemental Executive Retirement Plan. Effective August 1, 1989, the Board of Directors of the Bank adopted a supplemental executive retirement plan (the "SER Plan") to provide additional retirement benefits to certain key employees selected by the compensation committee of the Bank. Currently, the participants are Messrs. Seramur, Peters, Neuschaefer, Salinger, Hammerling and one other senior officer of the Bank. Under the SER Plan, participants receive a monthly supplemental retirement benefit equal to 60% of the participant's average monthly compensation received during the three calendar years of employment in which the participant's annual compensation was at the highest level ("Highest Average Compensation") less 50% of the participant's monthly primary social security benefit, and less the monthly benefit payable under the participant's regular employee profit sharing plan, and increased by three-fourths of one percent (0.0075)
for each year of service at the Bank in excess of 25 (the "Supplemental Benefit"). In the event the participant retires after reaching the age of 55 and completion of ten years of service with the Bank, but before reaching the age of 62, the Supplemental Benefit will be decreased by 2.5% for each full or partial year by which the commencement of payment precedes the date of the participant's 62nd birthday. If a participant terminates employment prior to retirement or death, the Highest Average Compensation is multiplied by a fraction, the numerator of which is the participant's actual years of service, not to exceed 25, and the denominator of which is 25, prior to calculation of the Supplemental Benefit, and benefit payments commence on the first day of the month following the date on which the participant attains age 62 (unless termination is on account of total permanent disability, in which case benefit payments commence immediately). If the participant's employment is terminated within 24 months following a change in control (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"), monthly benefits equal the actuarial equivalent of the Supplemental Benefit, crediting the participant with seven years of service or the participant's actual years of service, whichever is greater. In the event a participant's employment terminates due to disability, retirement, death or a change in control, he is 100% vested in his Supplemental Benefit. Otherwise, a participant will become partially vested after three years of employment, with such vested percentage increasing until fully vested after seven years of employment. However, if a participant is terminated for cause as defined in the SER Plan, both the participant and his beneficiary will forfeit any rights to receive benefits under the SER Plan. In the event of the participant's death while employed by the Bank, or after the termination of employment but before benefits begin under the SER Plan, the Bank will pay a survivor benefit to the participant's beneficiaries approximately equal to the actuarial equivalent lump sum present value of the participant's benefit under the SER Plan. Supplemental Benefits under the SER Plan are paid in the form of a 10 year certain life annuity with payments continuing to a participant's beneficiaries for the balance of the 10 year period if the participant dies before receiving payments for 10 full years.

    The Bank has purchased life insurance on the executives who participate in the SER Plan in amounts such that if assumptions as to mortality experience, policy dividends and other factors are realized, the benefits payable under those insurance policies will reimburse to the Bank all premiums paid and pay the participant all benefits under the SER Plan.

    Based on most recent annual compensation levels, it is estimated that the SER Plan would pay an annual retirement benefit at age 62 to Messrs. Seramur, Peters, Neuschaefer, Salinger and Hammerling of $343,551, $89,352, $83,645, $51,030 and $69,708, respectively.


REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES

    The Company's compensation program is administered by the compensation committee comprised of four nonemployee members of the Bank's Board of Directors. All decisions by the committee relating to the compensation of executive officers are reviewed by the full board. In addition, the FFC stock plan committee, consisting of two disinterested nonemployee directors, makes all decisions concerning stock option grants. The decisions of the stock plan committee are taken into account by the compensation committee in the course of its analysis of appropriate compensation levels.

    The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's success; and aligning the interests of executives with the long-term interests of the Company's stockholders.

    Executive compensation consists of four components: base salary; annual incentive bonus; stock options; and executive benefits.

    Base Salary. In the course of setting 1996 base salaries for the named executive officers, the compensation committee at its November 1995 meeting compared the officers' 1995 base salaries with those paid to executives of companies with assets of $2 billion to $5.9 billion as reflected in the Watson Wyatt Worldwide Financial Institutions Compensation Survey, as well as base salaries paid by certain selected publicly held midwestern thrifts with assets from $2.5 billion to $12 billion. The Watson Wyatt survey peer group and the self-selected peer group used for salary comparison purposes are not identical to the group of companies included in the S&P Financial Index used in the stock performance chart (page 16), because reliable compensation information with respect to the latter was not readily available. The Watson Wyatt survey and the self-selected peer group survey showed the named executive officers' base salaries ranged from the 50th to the 90th percentile for comparable positions. Based upon this peer group information and the Company's performance for 1995, the committee determined that Mr. Neuschaefer's base salary should be increased 13% to better position him in comparison with his peers, and that the other named executive officers' base salaries should be increased 4.0 - 4.6% as reflected in the Summary Compensation Table at page 10.

    Incentive Bonus. The bonus component is calculated upon a formal written plan which has been in place since 1988. It is structured to pay bonuses only upon fulfillment of predetermined corporate, business unit and individual goals. Targets for annual bonus payouts range from 10% of base pay for Bank assistant vice presidents to 45% for the CEO. Targeted bonus payouts are made only if the Company's core income targets and all business unit and individual goals are met. If all goals are exceeded, additional bonus amounts may be paid pursuant to a schedule contained in the bonus plan. Extraordinary or one-time earnings, or earnings based upon unbudgeted acquisition activity, are not taken into account. Partial payouts of bonuses are available if 80% or more of budgeted core profitability is attained. The Company's profit goal is aggressively set each year and as a result bonus payouts from 1988 through 1991 and in 1994 were paid at only partial levels even though record profits were achieved by the Company in those years. Profit goals were met in 1992, 1993 and 1995 and, as a result, bonuses were paid at or near full targeted amounts. In 1996, the compensation committee determined that bonuses would be paid at full levels because the corporate goal for core earnings set in late 1995 was met and the Company again recorded record core profits.

    Stock Options. To encourage growth and shareholder value, stock options are granted from time to time under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The stock plan committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity state in the business. Based on option grants made in prior years, the stock plan committee determined that proper incentives were currently in place and that no further options would be granted to the named executive officers during 1996.

    Executive Benefits. Like all Company employees, the named executive officers participate in the FFC retirement plans. In 1996, in addition to a contribution to the Profit Sharing Plan, all Company employees participated in the Employee Stock Ownership Plan ("ESOP") which the Company acquired in the FirstRock
Bancorp merger. The executive officers also receive a contribution to the Executive Profit Sharing Plan as reflected herein in the Summary Compensation Table at page 10. In total, the percentage of contributions to these retirement plans, in the aggregate, was slightly lower in 1996 than prior years as provided in the budget plan set in late 1995. In addition, the named executive officers receive all normal employee fringe benefits as well as supplementary retirement benefits designed to encourage them to remain with the Company on a long-term basis. For example, the supplementary executive life insurance and retirement plans contain provisions for substantial reductions in benefits if an executive officer leaves the Company prior to normal retirement age.

    CEO Compensation. In the course of setting Mr. Seramur's 1996 base salary, the compensation committee at its November 1995 meeting evaluated Watson Wyatt survey data and selected peer group data (as noted above), as well as the Company's record performance. Based on the growth of the Company and the continued improvements in all profitability measurements during fiscal 1995, including an increase in core earnings over 1994 as well as the improvement in the efficiency ratio (which measures controllable overhead expenses as a percentage of recurring income), the compensation committee determined that Mr. Seramur's base salary should be positioned in the upper range of his peers to properly reflect the Company's standing and performance. As a result, the compensation committee approved an increase in Mr. Seramur's base salary to $720,000 for fiscal 1996.

    As described above, awards under the Company's Incentive Bonus Plan are based on the accomplishment of individual and corporate goals. Mr. Seramur's individual goals were established at the end of 1995 relating to company profitability, return on equity, return on assets, capital levels and dividends paid to stockholders. The goals established by the compensation committee were consistent with the stated corporate goals reflected in the Company's Annual Report to Shareholders. The compensation committee determined that all of Mr. Seramur's individual goals had been met in 1996 and that the 1996 corporate core profit goal had been met, and as a result a full targeted bonus payout of $288,000 would be made at year-end 1996.

    All of the compensation paid to Mr. Seramur in 1996 was deductible as compensation expense to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). It is the intention of the Company and Mr. Seramur to take all necessary actions so that substantially all compensation payments to Mr. Seramur remain deductible to the Company under Section 162(m) of the Code.

    The compensation committee believes Mr. Seramur's leadership has positioned the Company as an industry leader and it has established his compensation package accordingly. The committee believes the package is competitive with other industry leaders and appropriately rewards Mr. Seramur for the results he has achieved.


                             Respectfully submitted,


                      Stock Plan Committee           Compensation Committee
                      --------------------           ----------------------
                   John H. Sproule, Chairman       John H. Sproule, Chairman
                   Robert T. Kehr                  Robert S. Gaiswinkler
                                                   Ignatius H. Robers
                                                   Ralph R. Staven






COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

    Two members of the compensation committee are former officers of the Bank or predecessors of the Bank. Compensation committee members Ralph R. Staven and Robert S. Gaiswinkler formerly served as officers of the Bank or predecessors to the Bank prior to 1988 and 1993, respectively.

STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the FFC's common stock during the five fiscal years ended December 31, 1996 with the cumulative total return on the S&P 500 Index and the S & P Financial Index. The comparison assumes $100 was invested on December 31, 1991 in the FFC's common stock and in each of the foregoing indices and assumes reinvestment of dividends.




    [Chart  contains  years  ended  1991,  1992,  1993,  1994,  1995 and 1996 on horizontal axis and price of $100, $200, $300, $400, $500 and $600 on vertical axis. Plot points are as follows: First Financial Corporation -- 100, 207.42, 302.24, 254.64, 436.87 and 597.00; S&P 500 Index -- 100,
    107.62,  188.46,  120.03, 165.13 and 203.05; and S&P Financial Index -- 100,
    123.37, 137.06, 132.22, 204.11 and 275.89.]





















OFFICER, DIRECTOR, AND EMPLOYEE MORTGAGES

    The Bank offers loans to its officers, directors and employees. Loans are made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with unaffiliated persons. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective on August 9, 1989, loans made by the Bank to its executive officers and directors must comply with the requirements of Section 22(h) of the Federal Reserve Act. Among other things, Section 22(h) prohibits the Bank from making a loan to any executive officer or director on preferential terms, i.e., terms that would not be offered to an unaffiliated borrower of comparable credit standing seeking a comparable loan. The management of the Bank believes that all loans to the Company's directors and executive officers were made in the ordinary course of business on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features, and that all such loans comply with applicable regulatory requirements.

                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                                (ITEM 2 ON PROXY)

    As set forth in Article 6 of FFC's Articles of Incorporation, the internal affairs of the Corporation shall be under the direction of a board of directors consisting "of not less than twelve (12) nor more than twenty-four (24) directors." The proposed amendment to Article 6 is to decrease the minimum size of FFC's Board of Directors from twelve directors to seven directors. Such decrease will be effected by amending the second sentence of Article 6 to read as follows:

          "The board of directors shall consist of not less than seven (7) nor more than twenty-four (24) directors."

    FFC's Board of Directors currently consists of twelve directors. However, director Gordon M. Haferbecker has announced his decision to retire from the board concurrently with the Annual Meeting to be held on April 22, 1997. At that time, FFC's Board of Directors may have at least one vacancy unless the proposed amendment is adopted by FFC's shareholders at the Annual Meeting. If the proposed amendment is not adopted, FFC's Board of Directors intends to act pursuant to Section 3.6 of FFC's Bylaws to fill the vacancy, until the next succeeding Annual Meeting, by an affirmative vote of a majority of directors then in office. At this time, the Board of Directors has made no decision as to who it will nominate or elect to fill such vacancy, if it occurs. If the proposed amendment is duly approved by FFC's shareholders, no such vacancy will exist upon director Haferbecker's retirement and FFC's Board of Directors will consist of eleven directors. As of the date hereof, FFC is not aware of any third party attempts to acquire control of the Company or otherwise exert influence over FFC's Board of Directors.

    FFC's Board of Directors believes that approval of the proposed amendment will permit it to function in a more efficient manner. The board also believes that the current provision in Article 6 requiring that the board consist of at least twelve directors has outlived its usefulness. These beliefs are based on a number of factors.

    First, a smaller board can act more efficiently and operate at lower expense levels. This, the Board of Directors believes, is in the best interests of FFC's shareholders.

    Second, by maintaining the current requirement of a maximum board size of 24 directors, FFC retains flexibility to structure future mergers and acquisitions. The negotiations surrounding such transactions, particularly in stock-for-stock merger transactions such as those FFC has done in recent years, often involve the need to achieve a continuity of interests for the merging company's shareholders. This might be accomplished by establishing additional FFC board seats to accommodate certain members from the board or management of the merging company.

    Third, current requirement that the FFC board consist of 12 to 24 directors was established in 1984 when First Financial Savings and First State Savings combined and formed FFC as a multiple holding company. Twelve directors from each institution were designated to sit on FFC's board, and FFC's Articles of Incorporation were fashioned accordingly. Through attrition, FFC's current board membership was reduced to its current 12 directors. It is believed that this minimum requirement of 12 directors, established over a decade ago to facilitate a merger, has outlived its usefulness.

    Fourth, reducing the minimum FFC board size to seven directors would conform FFC's Articles of Incorporation with the federal stock charter of First
Financial Bank, FFC's wholly owned banking subsidiary. The Bank's charter, pursuant to applicable OTS regulations, provides that the Bank's Board of Directors shall consist of not less than 7 directors. Since the primary business of FFC is the business of the Bank, it is believed that aligning membership on the respective Boards of Directors makes sound business sense.

    Finally, the average board size of publicly traded companies has been decreasing in recent years. For example, according to two recent studies conducted by Korn/Ferry International and Watson Wyatt Worldwide, the average number of directors sitting on boards of directors, in all industry sectors combined, is 11, which is down from prior years. FFC's Board of Directors believes that FFC's Articles of Incorporation should be amended to reflect this current trend.

    The affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Annual Meeting is required to adopt the proposed amendment to
Article 6 of FFC's Articles of Incorporation. If approved by stockholders, the proposed amendment to Article 6 will become effective upon the filing of the amendment with the office of the Secretary of State of Wisconsin.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THIS AMENDMENT.





                            SECTION 16(a) DISCLOSURE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of FFC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish FFC with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.


                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has renewed the appointment of Ernst & Young LLP to act as the Company's independent public accountants for 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                        TO BE INCLUDED IN PROXY MATERIALS

    Any stockholder of FFC who intends to present a proposal for action at the 1998 annual meeting of stockholders must forward a copy of the proposal or proposals to FFC's corporate offices. Any such proposal or proposals intended to be presented at the 1998 annual meeting and included in FFC's proxy statement and form of proxy relating to that meeting must be received by FFC by November 10, 1997.

    The bylaws of FFC provide that any director nominations and new business submitted by shareholders must be filed with the secretary of FFC at least 30 business days prior to the date of the meeting. If notice of the meeting is given less than 45 days before the meeting, such submissions must be filed not later than 15 days after notice of the meeting is given.

                         OTHER BUSINESS TO BE TRANSACTED

    As of the date of this proxy statement, the Board of Directors of FFC knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.




                                   By order of the Board of Directors of
                                   FIRST FINANCIAL CORPORATION

                                   /s/  Robert S. Gaiswinkler


                                   Robert S. Gaiswinkler
                                   Chairman of the Board






Stevens Point, Wisconsin
March 10, 1997

REVOCABLE PROXY

                                      PROXY
          ANNUAL MEETING OF SHAREHOLDERS OF FIRST FINANCIAL CORPORATION


John H. Sproule and Ralph R. Staven, and each of them, are hereby appointed proxies, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of First Financial Corporation, to be held at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin, on April 22, 1997 at 10:00 a.m., Local Time, and at any adjournments thereof, as follows, hereby revoking any proxy heretofore given.

1.       ELECTION OF THREE DIRECTORS:
                                  Robert S. Gaiswinkler, Dr. George R. Leach and John C. Seramur

[ ]  FOR all nominees listed above          [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary)          to vote for all nominees listed
                                                 above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CHOICE IS INDICATED, WILL BE VOTED FOR ITEMS 1 AND 2.



2. AMENDMENT OF ARTICLE 6 OF THE ARTICLES OF INCORPORATION REGARDING THE MINIMUM BOARD SIZE:



 [ ] FOR                   [ ]   AGAINST                       [ ]   ABSTAIN




3. In their discretion on such other matters as may properly come before the meeting, all set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.

                                           Dated:                         , 1997
                                                  ------------------------


                                           -------------------------------------


                                           -------------------------------------
                                           (Please  sign exactly as name appears
                                           hereon.  If  stock  is  owned by more
                                           than one  person,  all owners  should
                                           sign.   If   signing   as   attorney,
                                           administrator,  executor, guardian or
                                           trustee,    please    indicate   such
                                           capacity.   A   proxy   given   by  a
                                           corporation  should  be  signed by an
                                           authorized officer.)


      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THIS CORPORATION